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                                                       Exhibit 23.1
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                        Consent of Independent Auditors
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The Board of Directors
Centocor, Inc.:

We consent to incorporation by reference in Registration Statement Nos. 33-35729, 33-38110, 33-16286, 33-7311, 33-23481, 33-26810, 33-44231, 33-29141 and
333-00337 on Form S-3 and in Registration Statement Nos. 33-35731, 2-86486, 33-35730, 33-00167, 33-16285, 33-16284 and 33-23480 on Form S-8 of Centocor, Inc.
of our report dated February 14, 1996, relating to the consolidated balance sheets of Centocor, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows and related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1995, which report appears in an Exhibit to the Form 8-K Current Report of Centocor, Inc. dated February 15, 1996.


KPMG Peat Marwick LLP
Philadelphia, Pennsylvania
February 15, 1996